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                                                                   Exhibit 10.42

                     [ Letterhead of NBG Technologies, Inc.]

                                              March 29, 2000

H Power Corp.
60 Montgomery Street
Belleville, NJ 07109

Gentlemen:

         Reference is made to the Termination Agreement dated as of March 29, 2000 (the "Termination Agreement") between H Power Corp. ("H Power") and NBG Technologies, Inc. ("NBG"). This is to confirm that notwithstanding anything to the contrary contained in the Termination Agreement the parties hereto acknowledge that H Power's involvement with NBG's sales/marketing/engineering activities on the projects for NBG's customers set forth below shall continue as follows:

         1) NBG is currently dealing with Everest & Jennings Canadian, LTD, Sunrise Medical, Inc. and Invacare Corporation, all of which may be potential customers for Fuel Cell powered wheel chairs. H Power will continue to furnish such engineering cooperation, if any, as H Power deems appropriate with respect to the foregoing.

         2) NBG will require Fuel Cells for current stationary power activities with (a) Prima Guard, Inc., (b) Advanced Local Development, Inc., (c) North American Native Education and Wellness, and (d) Long Island Power Authority.

         It is understood and agreed that the Termination Agreement is not intended to require H Power and NBG to cease to continue doing business together and that H Power shall supply Fuel Cells to NBG in connection with the foregoing projects if commercially reasonable terms, prices, delivery schedules and quantities can be mutually agreed upon.

         Please confirm your agreement with the foregoing by signing below.

                                                  Very truly yours,

                                                  NBG Technologies, Inc.

                                                  By: /s/ Bernard I. Rachowitz
                                                      -------------------------

                                                  By: /s/ Glenn Spacht
                                                      -------------------------


Agreed
H Power Corp.

By: /s/ William Zang
   -------------------------

By: /s/ Thomas Michael
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